                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GEERLINGS & WADE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 9-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             Geerlings & Wade, Inc.
                              960 Turnpike Street
                          Canton, Massachusetts 02021

                               ----------------

                    Notice of Annual Meeting of Stockholders

                             To be held May 9, 2000

                               ----------------

   The 2000 Annual Meeting of Stockholders of Geerlings & Wade, Inc. will be held at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110, on Tuesday, May 9, 2000 at 3:00 p.m. for the following purposes:

  1. To re-elect two directors for three-year terms ending in 2003.

  2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent accountants of Geerlings & Wade for the fiscal year ending December 31, 2000.

  3. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

   The board of directors has fixed the close of business on March 28, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

   Whether or not you plan to attend, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          [Signature of Phillip D. Wade]

                                          Phillip D. Wade
                                          Clerk

Canton, Massachusetts
March 31, 2000

                             Geerlings & Wade, Inc.

                              960 Turnpike Street
                          Canton, Massachusetts 02021

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   The accompanying proxy is solicited by and on behalf of the board of directors of Geerlings & Wade, Inc., a Massachusetts corporation, for use at the annual meeting of stockholders to be held at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110 on Tuesday, May 9, 2000 at 3:00 p.m. and any adjournments thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders.

   Stockholders of record at the close of business on March 28, 2000 will be entitled to vote at the annual meeting of stockholders. On that date, there were 3,855,940 shares of common stock, par value $.01 per share, of Geerlings & Wade outstanding, the holders of which are entitled to one vote per share on each matter to come before the annual meeting. Proxies properly executed and returned will be voted at the annual meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the re-election of the two nominees for director set forth herein and FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants of Geerlings & Wade. Proxies will be voted in the discretion of the holders of the proxy in accordance with their best judgment with respect to any other business that may properly come before the annual meeting and all matters incidental to the conduct of the annual meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Clerk of Geerlings & Wade a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

   It is expected that this proxy statement and the enclosed form of proxy together with the Geerlings & Wade annual report for the fiscal year ended December 31, 1999 will be mailed to stockholders on or about April 6, 2000.

                            RE-ELECTION OF DIRECTORS

                                 (Proposal One)

   Two directors are to be elected at the 2000 Annual Meeting of Stockholders for three-year terms that expire in 2003. Under the terms of Geerlings & Wade's by-laws, the board of directors consists of seven members. Three other directors have been elected to terms that end in 2001, and two other directors have been elected to terms that end in 2002, as indicated below. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the re-election of the nominees listed below for a term of three years expiring at the 2003 Annual Meeting of Stockholders and until a successor is elected and qualified or until his earlier death, removal or resignation. The two nominees named below are presently serving as directors of Geerlings & Wade. The two nominees are anticipated to be available for election and able to serve. If either nominee should become unavailable, however, such proxy will be voted for substitute nominees designated by the board of directors. The two nominees for election as a director at the annual meeting who receive the greatest number of votes properly cast for the election of director shall be elected.

   Set forth below is certain information concerning the nominees and the other incumbent directors:

Nominees for Re-Election as Director at the Annual Meeting

   John M. Connors, Jr.--Mr. Connors has served as a director of Geerlings & Wade since June 1997. Mr. Connors, who was a founding partner in 1968 of Hill, Holliday, Connors, Cosmopulos, Inc., a leading full-service marketing communications company, currently serves as Hill, Holliday's Chairman and Chief Executive Officer. Hill, Holliday is a member of the Interpublic Group of Companies, Inc. Mr. Connors is the Chairman of the Board of Directors of Partners HealthCare System, Inc., a member of the Board of Trustees of Boston College and a member of the Board of Directors of the John Hancock Financial Services, Inc., Lycos, Inc., and Saucony, Inc. Mr. Connors received his Bachelor of Science degree from Boston College in 1963. Mr. Connors is 57 years old.

   Huib E. Geerlings--Mr. Geerlings has served as Chairman of Geerlings & Wade's board of directors since June 1988. In addition, from 1988 to 1995, he served as Geerlings & Wade's Chief Executive Officer. Since 1996, Mr. Geerlings has served as Chairman and Chief Financial Officer of Verbind, Inc., a software company. Mr. Geerlings received his undergraduate degree and his Masters in Business Administration from Erasmus University in Rotterdam. Mr. Geerlings is 45 years old.

Directors Whose Term Expires in 2001

   Gordon R. Cooke--Mr. Cooke has been a director of Geerlings & Wade since June 1997. Mr. Cooke has served as the President and Chief Executive Officer and a director of the J. Jill Group, Inc. (formerly DM Management Company), a women's apparel direct marketer operating the J. Jill catalog, stores and e-commerce site, since December 1995 and Chairman of the J. Jill Group since August 1997. Mr. Cooke served as President of Time-Warner Interactive Merchandising, a division of Time Warner Inc., a media conglomerate, from November 1993 until December 1995. Mr. Cooke received his Bachelor of Arts from the University of Puget Sound in 1967 and his Masters of Business Administration from the University of Oregon in 1968. Mr. Cooke is 54 years old.

   Jay L. Essa--Mr. Essa was appointed to Geerlings & Wade's board of directors in October 1997 and elected to a three year term by the stockholders of Geerlings & Wade in 1998. Mr. Essa has served as President and Chief Executive Officer of Geerlings & Wade since September 1996. Mr. Essa served as Managing Director for Europe for E&J Gallo Winery, one of the world's largest wineries, from 1993 until he joined Geerlings & Wade in 1996. Mr. Essa is 56 years old.

   Robert L. Webb--Mr. Webb has been a director of Geerlings & Wade since its initial public offering in June 1994. Since 1997, Mr. Webb has served as the Vice President of Catalog Ventures, Inc., a company he co-founded in 1989 and which publishes five national direct-mail consumer gift catalogs. Mr. Webb also co-founded Webb & Co., a direct marketing consulting firm, where he served as President and Chief Executive Officer from 1973 until 1997. Mr. Webb received his undergraduate degree from the United States Air Force Academy and holds a Masters Degree from the Fletcher School of International Law and Diplomacy of Tufts University. Mr. Webb is 52 years old.

Directors Whose Term Expires in 2002

   James C. Curvey--Mr. Curvey has been a director of Geerlings & Wade since its initial public offering in June 1994. Mr. Curvey, President of Fidelity Investments since September 1998, also has served as Vice Chairman and Chief Operating Officer of Fidelity Investments and Vice Chairman of FMR Corp., Fidelity's parent company, since May 1997. Mr. Curvey was President of Fidelity Capital, Inc. from December 1986 until May 1997. Mr. Curvey received his Bachelor of Science from Villanova University in 1957 and his Masters of Arts from George Washington University in 1962. Mr. Curvey is 64 years old.

   Phillip D. Wade--Mr. Wade has been a director and the Clerk of Geerlings & Wade since its inception in August 1986. Since July 1999, Mr. Wade has served as Chief Executive Officer and a director of Rutherford Benchmarks, Inc. From August 1998 to June 1999, Mr. Wade was employed by Fechter, Detwiler Company, Inc. as Vice President of Investment Banking. Mr. Wade served as President of Geerlings & Wade from August 1986 through August 1996. From February 1995 until August 1996, Mr. Wade also served as Chief Executive Officer and Treasurer of Geerlings & Wade. A graduate of Northeastern University, Mr. Wade is 41 years old.

Meetings and Committees of the Board of Directors

   In fiscal 1999, the board of directors held eight meetings and acted by unanimous written consent in lieu of a meeting on two occasions. During fiscal 1999, each director attended at least 75% of the aggregate number of board meetings and meetings of any committee of which he was a member.

   The board has two standing committees: the audit committee and the compensation committee. The board does not have a standing nominating committee.

   The audit committee was established in June 1994 and held no meetings in separate session during fiscal 1999. The duties of the audit committee are (i) to review with management and the independent auditors the scope and results of any and all audits, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of Geerlings & Wade's financial statements, and any comments by the independent auditors on Geerlings & Wade's policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the board of directors on the engagement of the independent auditors. Messrs. Connors, Wade and Webb are members of the audit committee.

   The compensation committee was established in June 1994 and held one meeting during fiscal 1999 and acted by unanimous written consent in lieu of a meeting on three occasions. The duties of the compensation committee are to recommend compensation arrangements for the President and Chief Executive Officer and review annual compensation arrangements for all other officers and significant employees. The compensation committee also has the responsibility to administer Geerlings & Wade's Stock Option Plan. Accordingly, the Compensation Committee has the discretionary authority, not inconsistent with the express provisions of the Stock Option Plan, to (i) grant option awards to eligible persons, (ii) determine the time or times when awards shall be granted and the number of shares of Geerlings & Wade common stock subject to each award, (iii) designate options as incentive options, (iv) determine the terms and conditions of each award, (v) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Stock Option Plan and to change such forms from time to time, (vi) adopt, amend, and rescind rules and regulations for the administration of the Stock Option Plan, and (vii) interpret the Stock Option Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Stock Option Plan. Messrs. Cooke, Curvey and Webb are members of the compensation committee. All three members of the compensation committee are "disinterested persons" as that term is used in Rule16b-3 under the Securities Exchange Act of 1934, as amended.

Directors' Compensation

   In fiscal 1999, each director of Geerlings & Wade who was not an employee of Geerlings & Wade was paid $750 for each meeting of the board of directors attended by such director. Directors who are employees of Geerlings & Wade are not paid any fees or additional compensation for service as members of the board of directors or either of its committees. All directors are reimbursed for reasonable travel and other expenses of attending meetings of the board of directors and its committees. In addition, pursuant to the Non-Employee Director Stock Option Plan, non-employee directors receive options to purchase 2,500 shares of Geerlings & Wade common stock upon the anniversary of their election to the board of directors. The options granted under the Non-Employee Stock Option Plan are granted at fair market value and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

   In addition, each of Mr. Geerlings and Mr. Wade has a consulting arrangement with Geerlings & Wade, whereby each provides, at the request of Geerlings & Wade, consulting services in connection with Geerlings & Wade's marketing efforts and also provides Geerlings & Wade with the right to use his name in connection with Geerlings & Wade's marketing literature. Pursuant to the consulting arrangements, each of Mr. Geerlings and Mr. Wade is paid a fee of $3,000 a month. The consulting arrangements may be terminated at any time at the will of Geerlings & Wade. Geerlings & Wade also has committed to provide free coverage under its health plan to Mr. Geerlings and Mr. Wade and their families.

   Mr. Connors, as the Chairman and Chief Executive Officer of Hill, Holliday, received indirect benefits during fiscal 1999 from Geerlings & Wade related to Hill, Holliday providing services to Geerlings & Wade. During 1999, Geerlings & Wade paid Hill, Holliday approximately $1,305,000 for services provided in connection with developing Geerlings & Wade's WineBins.com e-commerce site, redesigning the geerwade.com e-commerce site and providing advertising services.

          The Board of Directors Recommends a Vote FOR the Re-Election
                        of the Nominees Described Above.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

                                 (Proposal Two)

   The Board of Directors recommends the ratification by the stockholders of the appointment by the board of directors of Arthur Andersen LLP as Geerlings & Wade's independent accountants for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as Geerlings & Wade's independent accountants since 1992. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of Arthur Andersen LLP. The affirmative vote of the holders of a majority of shares properly cast on the proposal, in person or by proxy, will be required to ratify the appointment of Arthur Andersen LLP. In the event that the stockholders do not ratify the appointment of Arthur Andersen LLP as Geerlings & Wade's independent accounting firm, the board of directors will consider the selection of another firm of independent accountants. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions and make such statements as he or she may desire.

      The Board of Directors Recommends a Vote FOR the Ratification of the
             Selection of Independent Accountants Described Above.

                  EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS

Executive Officers of Geerlings & Wade

   The following table sets forth certain information with respect to the executive officers of Geerlings & Wade and other significant employees as of March 28, 2000. All of Geerlings & Wade's officers are elected annually and serve at the discretion of the Board of Directors.

  Name                   Age Position
  ----                   --- --------
Jay L. Essa.............  56 President and Chief Executive Officer
David R. Pearce.........  41 Vice President, Chief Financial Officer, Treasurer and Assistant Clerk

   Jay L. Essa--Mr. Essa has been President and Chief Executive Officer of Geerlings & Wade since September 1996 and was appointed to the Board of Directors in October 1997 and elected as director to a three year term by the stockholders of Geerlings & Wade in 1998. Mr. Essa served as Managing Director for Europe for E&J Gallo Winery, one of the world's largest wineries, from 1993 until he joined Geerlings & Wade in 1996. Mr. Essa joined Gallo in 1970 in sales and was promoted to the following positions: General Sales Manager for Valley Vintners, General Sales Manager for Mountain Wine, Regional Manager for Vintage Wine Division, General Manager for Gallo Sales Company, Managing Director for U.K. and Eire.

   David R. Pearce--Mr. Pearce has been Vice President and Chief Financial Officer of Geerlings & Wade since November 1996. In addition, Mr. Pearce was appointed Treasurer and Assistant Clerk of Geerlings & Wade by the board of directors in February 1997. Prior to joining Geerlings & Wade, Mr. Pearce served as Chief Financial Officer of State Line Tack, Inc. from January 1995 to August 1996, and served as a director of State Line Tack from 1993 to 1996. Mr. Pearce received his undergraduate degree from Brown University and his Masters of Business Administration from the University of California, Berkeley.

Other Key Personnel

   Geerlings & Wade's other key personnel are:

            Name             Age        Position
            ----             ---        --------
Gregg A. Kober..............  37 Director of Operations
Francis A. Sanders..........  44 Wine Director
Eric Welter.................  30 Director of Marketing

   Gregg A. Kober--Mr. Kober joined Geerlings & Wade in September 1996. Prior to joining Geerlings & Wade, Mr. Kober served as the Manager of Business Operations at the Bose Corporation where he had been employed since 1989. Mr. Kober is a graduate of Northeastern University.

   Francis Sanders--Mr. Sanders joined Geerlings & Wade in May 1997. Previously he served for eight years as the wine supervisor for Boston's Blanchard's retail chain and has over 21 years experience in the beverage industry. Mr. Sanders is a graduate of the University of Lowell.

   Eric Welter--Mr. Welter joined Geerlings & Wade in May 1999. Prior to joining Geerlings & Wade, he worked from 1994 to 1999 at Grand Circle Corporation as Director of Database Marketing. Mr. Welter graduated from St. Cloud State University in Minnesota.

Summary Compensation Table

   The following summary compensation table sets forth compensation earned for all services rendered to Geerlings & Wade during each of the last three fiscal years, as applicable, by persons serving as Geerlings & Wade's Chief Executive Officer and President and each other officer or employee of Geerlings & Wade who earned salary and bonuses in excess of $100,000 for the year ended December 31, 1999.

                                                                     Long-Term
                                             Annual Compensation    Compensation
                                          ------------------------- ------------
                                                                     Securities
                                                                     Underlying
Name and Principal Position               Year Salary ($) Bonus ($)   Options
---------------------------               ---- ---------- --------- ------------
Jay L. Essa.............................  1999  200,000    100,000    100,000(1)
 President and Chief Executive Officer    1998  200,000     50,000     25,000(2)
                                          1997  200,000     25,000        --
David R. Pearce.........................  1999  175,000     17,500        --
 Vice President, Treasurer and Chief Fi-  1998  166,250      3,416     20,000(3)
 nancial Officer                          1997  142,500        --         --

--------
(1) Mr. Essa was awarded 100,000 incentive stock options on April 2, 1999.
(2) Mr. Essa was awarded 25,000 incentive stock options on January 21, 1998.
(3) Mr. Pearce was awarded 10,000 incentive stock options on February 2, 1998 and 10,000 incentive stock options on September 22, 1998.

Option Grants

   The following table sets forth certain information regarding stock option grants made to the executive officers during the fiscal year ended December 31, 1999.

                       Option Grants in Last Fiscal Year

                                         Individual Grants(1)
                                    -------------------------------
                                    Percent of
                                      Total                         Potential Realization Value at
                         Number of   Options                         Assumed Annual Rates of Stock
                         Securities Granted to Exercise              Price Appreciation for Option
                         Underlying Employees  Price per                        Term(2)
                          Options   in Fiscal    Share   Expiration -------------------------------
                          Granted      Year     ($/sh)      Date        5% ($)          10% ($)
                         ---------- ---------- --------- ---------- --------------- ---------------
Jay L. Essa.............  100,000      48.3%    $6.0625    4/2/09   $    381,267.37 $    966,206.37

--------
(1) No stock appreciation rights were granted during fiscal 1999. All options grants are incentive stock options having a term of 10 years. Fifty percent are currently exercisable, and fifty percent will vest on July 2, 2000. All options were granted at fair market value measured by the closing price for the Geerlings & Wade common stock on the NASDAQ National Market system on the date of the grant.
(2) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

Option Values

   The table below sets forth information for the executive officers with respect to fiscal 1999 year-end option values.

                         Fiscal Year-End Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                      Options            In-the-Money Options
                              at Fiscal Year-End (#)   at Fiscal Year-End ($)(1)
                             ------------------------- -------------------------
 Name                        Exercisable Unexercisable Exercisable Unexercisable
 ----                        ----------- ------------- ----------- -------------
Jay L. Essa.................   86,250       138,750    $268,511.63  $198,670.87
David R. Pearce.............   33,000        22,000    $ 63,500.00  $ 60,562.50

--------
(1) The closing price for the Geerlings & Wade common stock on the NASDAQ National Market System on December 31, 1999, the last trading day of the fiscal year, was $6.9375 per share.

Employment Arrangements

   Effective September 9, 1996, Mr. Essa and Geerlings & Wade entered into a letter agreement pursuant to which Mr. Essa agreed to serve as Geerlings & Wade's President and Chief Executive Officer. The agreement provides that Mr. Essa will be paid a base salary of $200,000 and granted 100,000 stock options under the Stock Option Plan. The agreement is terminable at will at the option of Geerlings & Wade or Mr. Essa. As additional compensation for services provided to Geerlings & Wade in 1999, Mr. Essa was awarded a bonus in the amount of $100,000 payable in two installments, the first in 1999 and the second in the first quarter of 2000.

   Effective April 2, 1999, Mr. Essa and Geerlings & Wade entered into a Severance Agreement. Pursuant to the Severance Agreement, Mr. Essa will receive $200,000 in the event Geerlings & Wade terminates Mr. Essa's employment for reasons other than for cause. The $200,000 severance payment would be reduced by 50% of the income Mr. Essa receives from any position he takes with another company with a maximum reduction of $100,000. The Severance Agreement provides that Mr. Essa shall not compete with Geerlings & Wade or engage in any manner in any activity that involves the retail sale of wine or wine accessories via the mails or the Internet for a period of twelve months after termination of his employment with Geerlings & Wade.

   Effective November 11, 1996, Mr. Pearce and the Company entered into a letter agreement pursuant to which Mr. Pearce has agreed to serve as the Company's Vice President and Chief Financial Officer. The letter agreement with Mr. Pearce provided for a base salary of $130,000 and for a grant of 35,000 stock options under the Stock Option Plan. The agreement is terminable at will at the option of the Company or Mr. Pearce. Mr. Pearce's base salary was increased, effective August 1, 1998, to $175,000.

                         COMPENSATION COMMITTEE REPORT

   Notwithstanding anything to the contrary set forth in any of Geerlings & Wade's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 10 shall not be incorporated by reference into any such filings.

Report of the Compensation Committee

   The compensation committee of the Geerlings & Wade board of directors is currently composed of three outside directors, Messrs. Cooke, Curvey and Webb. The committee's responsibilities include recommending the annual compensation arrangements for the President and Chief Executive Officer of Geerlings & Wade, reviewing the annual compensation arrangements for all other officers and significant employees of Geerlings & Wade and administering Geerlings & Wade's Stock Option Plan. No member of this committee was an officer or employee of Geerlings & Wade during 1999.

   Geerlings & Wade believes that all of its employees are vital to its continued success. It is crucial that employees understand Geerlings & Wade's objectives and the role they play in the achievement of these objectives. With this in mind, Geerlings & Wade seeks to create a positive work environment for its employees, including an appropriate level of training and ample opportunities for advancement for all its employees.

   Under the supervision of the compensation committee, Geerlings & Wade has developed and implemented compensation policies and plans that seek to tie the financial interests of Geerlings & Wade's senior management with the interests of its stockholders. As a result, Geerlings & Wade seeks to reward performance in those quantitative areas believed to be important to the long-term interests of stockholders, namely enhanced sales growth and profitability and the successful implementation of Geerlings & Wade's business plan. Geerlings & Wade believes that success in these quantitative areas will also be evidence of success in the qualitative areas discussed above relating to the work environment for Geerlings & Wade's employees, employee training and employee opportunity for advancement. In addition, Geerlings & Wade seeks to provide total compensation packages that will attract the best talent to Geerlings & Wade, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value. To implement these policies, Geerlings & Wade's compensation structure has three components: base salary, cash bonuses and stock options.

   Jay L. Essa, Geerlings & Wade's President and Chief Executive Officer, and David R. Pearce, the Chief Financial Officer, are parties to employment agreements with Geerlings & Wade. Mr. Essa is also party to a severance agreement with Geerlings & Wade. For details regarding the employment agreements and the severance agreement, see "Employment Arrangements" on page 7 of this proxy statement.

   Under Mr. Essa's employment agreement, he receives an annual base salary of $200,000. This committee, acting by unanimous written consent on January 3, 2000, approved the grant of a bonus for 1999 in the amount of $100,000 for Mr. Essa, payable in two installments, the first in 1999 and the second in the first quarter of 2000, in recognition of Mr. Essa's strong performance in 1999.

   Additionally, in 1999, Mr. Essa was granted performance-based options to purchase shares of Geerlings & Wade common stock as an additional incentive that is linked to the future performance of Geerlings & Wade's common stock. On April 16, 1999, this committee approved the grant to Mr. Essa of 100,000 incentive stock options pursuant to Geerlings & Wade's Stock Option Plan. The options granted to Mr. Essa have an exercise price of the fair market value on the date of grant, expire 10 years from the date of grant, and vest in two equal increments. The compensation committee believes the grant of such options provides appropriate incentive to Mr. Essa by making a significant amount of his future remuneration contingent upon either a significant increase in the price of the Geerlings & Wade common stock or a long period of future service to Geerlings & Wade.

   With respect to Geerlings & Wade's other employees and executives, compensation is determined based upon the recommendations to the compensation committee of the President and Chief Executive Officer and, as applicable, the Chief Financial Officer upon consideration of such individuals' performance and any changes in their functional responsibilities.

   Employee and executive compensation is generally comprised of a combination of cash compensation and grants of options under Geerlings & Wade's Stock Option Plan. Stock options are awarded during the year on a discretionary basis. Stock options are intended to offer an equity incentive for superior performance and to foster the retention of key personnel through awards structured to vest and become exercisable over time provided that the individual remains employed by Geerlings & Wade. There is no set formula for the award of options. Factors considered in making option awards to employees and executives of Geerlings & Wade in 1999 included prior grants to such individual, the importance of retaining such individual's services, such employee's potential to contribute to the success of Geerlings & Wade and such employee's past contributions to Geerlings & Wade.

                                          Compensation Committee
                                          of the Board of Directors

                                          Gordon R. Cooke
                                          James C. Curvey
                                          Robert Webb
March 2000

                               PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in Geerlings & Wade's cumulative total shareholder return on its common stock with the cumulative total return on the Nasdaq Market Index (Broad Market index) and a self-constructed peer group index,* for the five years preceding December 31, 1999, the last trading day of fiscal 1999. The cumulative total shareholder return is based on $100 invested in Geerlings & Wade common stock and in the respective indices on December 30, 1994 (including reinvestment of dividends). The stock prices on the performance graph are not necessarily indicative of future price performance.

[PERFORMANCE GRAPH APPEARS HERE]
--------
* The peer group index is comprised of the following direct-mail retail marketing companies: J. Jill Group, Inc. (JILL), Green Mountain Coffee Inc.
  (GMCR), Hanover Direct (HNV), Land's End (LE), Lilian Vernon (LVC), Right Start (RTST), Spiegel (SPGLA) and Vermont Teddy Bear (BEAR). Each of these companies is publicly traded. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of the Geerlings & Wade common stock as of March 28, 2000, by each person known to Geerlings & Wade to be the beneficial owner of more than five percent of the Geerlings & Wade common stock, each director of Geerlings & Wade, each executive officer of Geerlings & Wade and all directors and executive officers of Geerlings & Wade as a group. Except as otherwise indicated, the beneficial owners of the Geerlings & Wade common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                                                   Amount and
                                                   Nature of
                                                   Beneficial    Percent of
    Name of Beneficial Owner                      Ownership(1)    Class(2)
    ------------------------                      ------------   ----------
Palo Alto Investors/William L. Edwards(3)........    341,300         8.9%
Pequot Capital Management, Inc.(4)...............    348,800         9.1%
DIRECTORS & EXECUTIVE OFFICERS
John M. Connors, Jr. ............................     42,499(5)      1.1%
Gordon R. Cooke..................................      2,499(5)        *
James C. Curvey..................................     90,798(6)      2.3%
Jay L. Essa......................................    147,863(7)      3.7%
Huib E. Geerlings................................    886,499(5)     22.5%
David R. Pearce..................................     40,178(8)      1.0%
Phillip D. Wade..................................    452,499(5)     11.7%
Robert L. Webb...................................      9,999(6)        *
All directors and executive officers as a group
 (8 persons).....................................  1,652,834        42.9%

--------
 * Less than 1%.
(1) For purposes of determining beneficial ownership of Geerlings & Wade's common stock, owners of options that are exercisable within 60 days of March 28, 2000 are considered to be the beneficial owners of the shares of the common stock for which such securities are exercisable.
(2) Shares which may be acquired through the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.
(3) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000. Palo Alto Investors, a California corporation, and William L. Edwards, an individual, may be deemed to have shared voting and investment power over 341,300 shares. Neither Palo Alto Investors nor Mr. Edwards has sole power to vote or dispose or direct the disposition of any of their shares. The business address for Palo Alto Investors and Mr. Edwards is 470 University Avenue, Palo Alto, California 94301.
(4) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000. The business address for Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.
(5) Includes options to purchase 2,499 shares of Geerlings & Wade common stock issued pursuant to the Non-Employee Director Stock Option Plan which are currently exercisable.
(6) Includes options to purchase 9,999 shares of Geerlings & Wade common stock issued pursuant to the Non-Employee Director Stock Option Plan which are currently exercisable.
(7) Includes options to purchase 142,500 shares of Geerlings & Wade common stock which are currently exercisable.
(8) Includes options to purchase 35,500 shares of Geerlings & Wade common stock which are currently exercisable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Geerlings & Wade's executive officers and directors, and persons who beneficially own more than ten percent of Geerlings & Wade's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Geerlings & Wade copies of all Forms 3, 4 and 5 they file. Based solely on Geerlings & Wade's review of the copies of such forms it has received, Geerlings & Wade believes that a Form 5 filed by Mr. Wade, a director and owner of greater than 10% of Geerlings & Wade's common stock, was filed with the SEC one day late.

                  QUORUM REQUIREMENT AND METHOD OF TABULATION

   Consistent with Massachusetts corporate law and Geerlings & Wade's by-laws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by persons appointed by Geerlings & Wade to act as election inspectors for such annual meeting. The two nominees for election as director at the annual meeting who receive the greatest number of votes properly cast for the election of director shall be elected. A majority vote of the number of shares present in person or represented by proxy at the annual meeting entitled to vote thereon is necessary to approve the ratification of accountants as well as any other matter which comes before the annual meeting, except where law, Geerlings & Wade's restated articles of organization or by-laws require otherwise. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

   At least 10 days before the 2000 Annual Meeting of Stockholders, Geerlings & Wade shall make a complete list of the stockholders entitled to vote at the annual meeting open to the examination of any stockholder for any purpose germane to the annual meeting at its principal executive offices at 960 Turnpike Street, Canton, Massachusetts 02021. The list shall also be made available to stockholders present at the annual meeting.

                              FINANCIAL STATEMENTS

   Geerlings & Wade's audited financial statements for the fiscal year ended December 31, 1999 and certain other related financial and business information of Geerlings & Wade are contained in Geerlings & Wade's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed by Geerlings & Wade with the Securities and Exchange Commission on March 30, 2000 (including exhibits). Copies of such Annual Report on Form 10-K (excluding exhibits) are being mailed to stockholders concurrently with this proxy statement. Copies of such Annual Report on Form 10-K (excluding exhibits) also may be obtained without charge by contacting Geerlings & Wade, 960 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

                             STOCKHOLDER PROPOSALS

   In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 to be considered by Geerlings & Wade for inclusion in Geerlings & Wade's proxy material for Geerlings & Wade's 2001 Annual Meeting of Stockholders, they must be received by Geerlings & Wade on or before December 10, 2000 at its principal executive office, 960 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

   For proposals that stockholders intend to present at the 2001 Annual Meeting of Stockholders outside the processes of the Rule 14a-8 of the Securities Exchange Act of 1934, unless the stockholder notifies Geerlings & Wade of such intent on or before February 25, 2001, any proxy that management solicits for such annual meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

                                 OTHER MATTERS

   Management has no knowledge of any other matter that may come before the 2000 Annual Meeting of Stockholders and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the annual meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                               PROXY SOLICITATION

   The cost of soliciting proxies will be paid by Geerlings & Wade. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of Geerlings & Wade by mail, telegram or in person.

   Stockholders are urged to send their proxies without delay. Your cooperation is appreciated.

         FORM OF PROXY FOR GEERLINGS & WADE, INC.'s 2000 ANNUAL MEETING


                             Geerlings & Wade, Inc.

  Proxy Solicited on behalf of the Board of Directors of Geerlings & Wade, Inc.
           for Annual Meeting of Stockholders to be held May 9, 2000

          The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Geerlings & Wade, Inc. (the "Company"), hereby appoints each of Jay L. Essa and David R. Pearce proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Geerlings & Wade to be held on May 9, 2000 at 3:00 p.m. at the offices of Ropes & Gray, One International Place, Boston, MA 02110 and all adjournments thereof (the "Meeting") and to vote all shares of Common Stock of Geerlings & Wade that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

          This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies will be voted for the nominees and for the other proposal set forth herein and described in the Board of Directors' Proxy Statement. If any of the nominees are not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of Common Stock for the Annual Meeting.

          SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR each of the following matters:

1. The election of two directors, each       FOR    WITHHELD
for a term ending 2003.                      [_]      [_]

Nominees:  John M. Connors, Jr.
           Huib E. Geerlings

INSTRUCTION: To withhold authority to
vote for any individual nominee, write
that nominee's name in the space
provided below.

----------------------

2. To consider and act upon a proposal       FOR     AGAINST   ABSTAIN
to ratify the appointment of                 [_]      [_]        [_]
Arthur Andersen LLP as independent
auditors of Geerlings & Wade.

PLEASE PROMPTLY DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

I  plan to attend the meeting.                          [_]

I do not plan to attend the meeting.                    [_]


Signature ______________________________________ Date _________________________

Signature ______________________________________ Date _________________________


NOTE: Please sign name exactly as it appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.